Investor Presentation Q4 2025 As of March 5, 2026

All information in this presentation is as of March, 5 2026. Forward-Looking Statements Certain statements included in this presentation are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1996, as amended. Forward-looking statements are statements other than statements about historical fact. The forward looking statements in this presentation include, but are not limited to, statements regarding 2026 guidance, including guidance for revenue and Adjusted EBITDA; net revenue reaching a low point in the first quarter and improving sequentially over the remainder of 2026; continued stabilization of the ecommerce platform and improving customer experience metrics; a measured re-acceleration of customer acquisition investment. These forward-looking statements are subject to a number of risks and uncertainties, and you should not rely upon the forward-looking statements as predictions of future events. The future events and trends discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Grove cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Except as required by law, Grove disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. The forward-looking statements are subject to a number of risks and uncertainties, including: potential disruptions relating to Grove’s technology platform transition to third parties, changes in business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information; Grove’s ability to successfully expand its business; competition; risks relating to inflation and interest rates; risks relating to the technology platform transition and those factors discussed in documents of Grove filed, or to be filed, with the U.S. Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements should not be relied upon as representing Grove’s assessments as of any date subsequent to the date of this presentation. See Risk Factors in our Form 10-K filed March 5, 2026. Non-GAAP Information Grove uses certain non-GAAP measures in this presentation including Adjusted EBITDA. Grove believes the presentation of its non-GAAP financial measures enhances investors' overall understanding of the company's historical financial performance. The presentation of the company's non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company's financial results prepared in accordance with GAAP, and the company's non-GAAP measures may be different from non-GAAP measures used by other companies. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measures, may be found in the Appendix at the end of this presentation. Safe Harbor Statement/Non-GAAP Measures home, family, planet, healthier. Your

Grove’s transformation fuels momentum for future growth Strategic Pillars - Fourth Quarter Summary Balance Sheet Strength ➔ Prioritized liquidity during the quarter through strategic reduction in advertising spend and disciplined SG&A actions. Sustainable Profitability ➔ Achieved $1.6 million Adjusted EBITDA in the fourth quarter, the first quarter in the last six, reinforcing commitment to profitability. Revenue Growth ➔ Delivered $42.4M in Q4 revenue, down 3.0% Q/Q and 14.3% Y/Y ➔ Launched Grove Green Rewards, a revamped loyalty program to reinforce the value customers get from shopping Grove ➔ Launched our redesigned mobile app in Q1 2026, a key step toward stabilizing the mobile experience Environmental & Human Health Leadership ➔ Expanded Grove’s ingredient standards to cover more than 10,000 banned or restricted ingredients, including more than 3,000 outright banned, across every category we carry

MEASURING OUR IMPACT Q4 2025 Financial results

Q4 2025 Financial Results ADJUSTED EBITDA GROSS MARGIN REVENUE $42.4M -14.3% vs. LY -3.0% vs. Q3 25 53.0% +60 bps vs. LY $1.6M, 3.7% +$3.2M, +700 bps vs. LY $0.0M -$0.3M vs. LY Revenue decline versus last year primarily reflects fewer orders due to reduced advertising investment and lagging effects from disruptions associated with the Company’s ecommerce platform migration earlier in the year, partially offset by $2.9M in QVC revenue, driven by an 8Greens Today’s Special Value (TSV) program. Gross Margin improvement was primarily driven by lower promotional activity, partially offset by a non-recurring benefit in the prior-year period related to the sell-through of previously reserved inventory. Adjusted EBITDA year-over-year increase reflects disciplined advertising investment and cost structure improvements across the business. Operating Cash Flow was breakeven for the quarter. Non-cash expenses more than offset the net loss, partially offset by an increase in working capital. OPERATING CASH FLOW

Holistic P&L Transformation Has Resulted in Improved Bottom Line Performance Adjusted EBITDA ($M) ($0.6M) Cumulative Adjusted EBITDA loss over the last 10 quarters

Cash Flow Improvements Reflecting Continued Operational Discipline Operating Cash Flow ($M) Lease termination (one time) and interest payments Includes acquired working capital from acquisitions

Sustained Structural Gross Margin Improvements vs 2022 GAAP Gross Margin Structural margin improvements continue to flow through P&L

Prioritizing Core Experience and Profitability; Measured Increase in Advertising Investment Expected in 2026 Quarterly Revenue ($M) Q1 seasonal decline and ecommerce platform migration disruption Fewer orders due to reduced advertising investment and lagging effects from the ecommerce platform migration earlier in the year. The revenue decline was partially offset by $2.9M in QVC revenue

11 Financial outlook Revenue ➔ For full-year 2026, the Company expects net revenue of approximately $140 million to $150 million ➔ The Company expects net revenue to reach a trough in the first quarter, reflecting seasonality and continued disciplined advertising investment and improve sequentially over the remainder of 2026, driven by continued stabilization of the ecommerce platform and improving customer experience metrics, which management expects will support a measured re-acceleration of customer acquisition investment. Adjusted EBITDA ➔ Full year 2026 Adjusted EBITDA is expected to be approximately breakeven. 2026 Guidance

CONFIDENTIAL Supplemental

Balance Sheet and Cash Balance Sheet Dec 31, 2025 Dec. 31, 2024 Ending Cash, Cash Equivalents & Restricted Cash $11.8 million $24.3 million Outstanding Debt $7.5 million ABL $7.5 million ABL ABL Availability $1.1 million $5.2 million Cash & Debt

Leadership Team With Depth of Ecommerce Experience to Execute Tom Siragusa, Chief Financial Officer Hands-on management of and strategic planning for Grove’s turnaround strategy across finance and accounting Meticulous oversight of financial health, operational efficiency, and growth initiatives Managed engagements with companies ranging from small firms to large public corporations across strategy and transactions, including financial due diligence, as well as assurance services. Scott Giesler, General Counsel Nearly 20 years of experience overseeing private and public ecommerce company legal functions Managed mergers, acquisitions, and other corporate reorganizations, initial public offerings, public and private company financing transactions, and public company governance. Jason Buursma, Vice President, Marketing & Product Broad experience across marketing functions, including individual and cross-functional channels, to build brands and customer bases Manages day-to-day integrated marketing across acquisition, retention, brand, and public relations channels to articulate Grove’s value proposition and offering to new and existing customers Former professional athlete with passion for team-building Jeff Yurcisin, Chief Executive Officer Proven direct-to-consumer leadership as CEO of multiple billion-dollar brands, succeeding founders three times Experience overseeing owned brand creation, product development, and using tech to deliver a superior customer experience Passionate about the private sector being a force for good Keith Davey, Chief Information Officer Leads enterprise technology strategy and execution across the business. Previously, he served in CIO/CTO roles at Shopbop | East Dane (Amazon), Lovepop, and Carbon38, driving platform modernization across digital, fulfillment, and enterprise systems. Experience scaling technology organizations and operating complex, global programs that improve customer experience and business performance.

Appendix

Adjusted EBITDA Reconciliation - Quarterly

Reconciliation of Net (Loss) Income to Adjusted EBITDA	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Net Loss	($47.4)	($35.3)	$7.7	($12.7)	($13.1)	($10.9)	($9.8)	($9.5)	($3.4)	($10.1)	($1.3)	($12.6)	($3.5)	($3.6)	($3.0)	($1.6)
Stock-Based Compensation	$4.5	$20.1	$9.8	$11.3	$4.9	$4.9	$2.1	$3.6	$3.1	$3.4	$2.8	$2.7	$1.0	$1.4	$1.1	$0.8
Depreciation and Amortization	$1.4	$1.5	$1.4	$1.4	$1.4	$1.4	$1.5	$1.5	$2.2	$2.4	$2.8	$2.4	$0.4	$0.5	$0.4	$0.4
Changes in Fair Value of Derivative Liabilities	($1.9)	($16.2)	($32.6)	($22.4)	$0.3	($1.7)	$2.7	($1.5)	($0.2)	$0.0	($7.8)	($1.9)	($0.1)	($0.1)	$0.0	($0.2)
Transaction Costs Allocated to Derivative Liabilities upon Business Combination	—	$6.7	$0.2	—	($3.7)	—	—	—	—	—	—	—	—	—	—	—
Interest Income	($0.0)	($0.1)	($0.2)	($0.5)	($0.4)	($1.0)	($1.2)	($1.1)	($1.1)	($1.0)	($0.6)	($0.4)	($0.2)	($0.1)	($0.1)	($0.1)
Interest Expense	$2.1	$2.3	$2.5	$2.8	$3.7	$4.0	$4.1	$4.2	$4.1	$4.1	$2.9	$1.6	$0.3	$0.3	$0.3	$0.3
Restructuring Expenses	$1.6	—	$1.4	$5.9	$0.0	$0.6	—	$3.2	($2.9)	$2.2	$1.2	$1.6	—	—	—	$1.9
Transaction related Costs	—	—	—	—	—	—	—	—	—	—	—	—	$0.6	$0.7	—	—
Loss on Extinguishment of Debt	—	—	—	$4.7	—	—	—	—	—	—	—	$5.0	—	—	—	—
Provision for Income Taxes	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Litigation and legal settlement expenses	—	—	—	—	—	—	$0.7	($0.2)	—	—	—	—	—	—	—	—
Adjusted EBITDA	**($39.7)**	**($21.1)**	**($9.6)**	**($9.5)**	**($6.8)**	**($2.6)**	**$0.2**	**$0.1**	**$1.9**	**$1.1**	**($0.0)**	**($1.6)**	**($1.6)**	**($0.9)**	**($1.2)**	**$1.6**

Adjusted EBITDA Reconciliation - Annual Note: (1) Totals in table may not sum due to rounding and Q3 2022 Interest Income presented here reflects a like-for-like basis since this was the only quarter we did not back it out. This differs from our SEC filings. Reconciliation of Net (Loss) Income to Adjusted EBITDA FY 2022 FY 2023 FY 2024 FY 2025 Net Loss ($87.7) ($43.2) ($27.4) ($11.7) Stock-Based Compensation $45.7 $15.5 $12.0 $4.3 Depreciation and Amortization $5.7 $5.8 $9.8 $1.7 Changes in Fair Value of Derivative Liabilities ($73.1) ($0.2) ($9.9) ($0.4) Transaction Costs Allocated to Derivative Liabilities upon Business Combination $6.9 ($3.7) — — Interest Income ($0.5) ($3.8) ($3.1) ($0.5) Interest Expense $9.7 $16.1 $12.8 $1.2 Restructuring Expenses $8.9 $3.8 $2.0 $1.9 Transaction related Costs — — — $1.3 Loss on Extinguishment of Debt $4.7 — $5.0 — Provision for Income Taxes $0.1 $0.0 $0.0 $0.0 Litigation and legal settlement expenses — $0.5 — — Adjusted EBITDA ($79.9) ($9.2) $1.3 ($2.2)

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